UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

COMMSCOPE HOLDING COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The purpose of this filing is to correct an error related to the director compensation for Joanne M. Maguire, as disclosed on page 58 in the proxy statement filed by CommScope Holding Company, Inc. (the “Company”) with the Securities and Exchange Commission on March 21, 2017 (the “Proxy Statement”), relating to its 2017 Annual Meeting of Stockholders to be held on May 5, 2017.

Set forth below is an amendment and restatement of the applicable section of page 58 of the Proxy Statement with the corrected Stock Awards and Total Compensation for Ms. Maguire. Other than these changes, the Proxy Statement remains unchanged.

DIRECTOR COMPENSATION TABLE FOR 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(1)
Austin A. Adams	100,000	124,997	224,997
Stephen C. Gray	85,000	124,997	209,997
L. William Krause	105,000	124,997	229,997
Joanne M. Maguire	85,000	166,654	251,654
Thomas J. Manning	100,000	124,997	224,997
Timothy T. Yates	110,000	124,997	234,997

(1)	We granted Ms. Maguire 1,609 RSUs in connection with her election to the board in 2016 which vested January 1, 2017. We also granted Messrs. Adams, Gray, Krause, Manning and Yates and Ms. Maguire each 4,230 RSUs in 2016 which will vest May 6, 2017. As of December 31, 2016, Mr. Gray and Mr. Krause each held fully vested options to purchase 28,575 shares of our common stock at $5.74 per share.